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                                                                     EXHIBIT 5.1

                [LETTERHEAD OF WILSON SONSINI GOODRICH & ROSATI]



                                  July 13, 1999


Abgenix, Inc.
7601 Dumbarton Circle
Fremont, CA 94555

         RE:      REGISTRATION STATEMENT ON FORM S-3

Ladies and Gentlemen:

         We have examined the Registration Statement on Form S-3 to be filed by you with the Securities and Exchange Commission (the "Commission") on or about July 14, 1999 (as such may be further amended or supplemented, the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 495,356 shares of your Common Stock, par value $0.0001 per share (the "Shares"), all of which are authorized and have been previously issued. The Shares are to be offered by the Selling Stockholder for sale to the public as described in the Registration Statement. As your counsel in connection with this transaction, we have examined the proceedings proposed to be taken by you in connection with the sale of the Shares.

         Based on the foregoing, it is our opinion that, upon conclusion of the proceedings being taken or contemplated to be taken prior to the sale of the Shares and upon completion of the proceedings taken in order to permit such transactions to be carried out in accordance with the securities laws of various states where required, the Shares, when sold in the manner described in the Registration Statement, will be legally and validly issued, fully paid and nonassessable.

         We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration statement, including the prospectus constituting a part thereof, which has been approved by us, as such may be further amended or supplemented.

                                          Sincerely,

                                          /s/ WILSON SONSINI GOODRICH & ROSATI

                                          WILSON SONSINI GOODRICH & ROSATI
                                          Professional Corporation